Exhibit 10.16

December 1, 2008

To: Harold Jacob

ID 30993089-9

Update to employment agreement with NanoVibronix

As it was agreed between us, beginning October 2008 your salary will be 10,000 sh brutto per month.

With respect,

/s/ Jona Zumeris	Harold Jacob	employee name

	/s/ Harold Jacob	employee signature
Nanovibronix

(stamp)